THE TERMS OF THIS PROMISSORY NOTE ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT AND A LOAN AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM HYBRIDON, INC. THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENSE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.


                                 PROMISSORY NOTE


US$__________________                                         October ____, 1999
                                                          Milford, Massachusetts


         FOR VALUE RECEIVED, the undersigned, Hybridon, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to ___________________ (the "Payee"), or his assigns, the principal sum of __________________ Dollars (US$__________), together with interest thereon from the date hereof on the unpaid principal balance hereunder at the rate (the "Rate of Interest") (calculated on the basis of a 360-day year of twelve 30-day months) of eight percent (8%) per annum, payable in common stock of the Payee at the rate of fifty cents (US$0.50) per share. Interest on this Note shall be due and payable monthly in arrears on the first business day of each month commencing on November 1, 1999. Notwithstanding the foregoing, this Note may be revised or extended as provided in the Loan Agreement of even date herewith between the Maker and the Payee ("Loan Agreement"). All amounts due hereunder shall be subject to conversion into preferred stock of the Maker or secured debt, at the option of the Payee, as provided in the Loan Agreement. All cash payments under this Note shall be made in lawful money of the United States in immediately available funds. Any common stock of the Maker issued under this Note shall bear an appropriate securities law legend and, at the request of the Maker, the issuance thereof shall be subject to the Payee's execution and delivery of an appropriate private placement agreement.

         Maker may repay all or any portion of the principal amount outstanding hereunder without premium or penalty at any time. All repayments of the principal amount


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

outstanding hereunder or any portion thereof shall be made together with the payment of all interest accrued on the amount repaid through the date of such repayment.

         If any of the following events ("Events of Default") shall occur and be continuing:

(a) the Maker shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Maker seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Maker shall take any corporate action to authorize any of the actions set forth above; or

(b) the Maker shall fail to pay any principal or interest hereunder, in each case when the same becomes due and payable, and such failure continues unremedied for fifteen days after such amount was due and payable; or

(c) an "Event of Default" as defined in the Loan Agreement shall occur and be continuing,

then, all unpaid principal of and interest on this Note shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, and the Payee may proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, in the Payee's sole discretion.

      In the event of any failure to make a full and timely payment of any amount due under this Note, or if any other event rendering the entire unpaid principal amount of this Note immediately due and payable shall occur, the Maker will pay to the Payee reasonable attorneys' fees incurred by Payee in connection with any action relating to collection of this Note.

      No course of dealing and no delay or failure on the part of the Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof or otherwise prejudice any of the Payee's rights, powers and remedies, and no single or partial exercise of a right, power or remedy shall preclude a further exercise thereof or the exercise of another right, power or remedy. The Maker hereby waives presentment for payment, demand, protest, notice of dishonor and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note. The Maker shall not have any right to offset any payments due to the Payee hereunder against any amounts claimed to be owed to Payee hereunder or otherwise, but shall be required to continue to make all payments to the Payee when due hereunder.

      This Note shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof. Any provisions hereof which may prove unenforceable under any law shall not affect the validity of any other provisions hereof.

      The Maker hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note or the negotiation, administration, performance or enforcement hereof.

      This Note may not be altered or amended except by a writing duly signed by the party against whom such alteration or amendment is sought to be enforced. All of the terms and provisions of this Note shall be applicable to and binding upon each and every maker, holder, endorser, surety, guarantor and all other persons who are or may become liable for the payment hereof and their respective successors or assigns.

      IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered as of the date and year first above written.

                                        HYBRIDON, INC.



                                        By:
                                               ---------------------------------
                                        Name:  Robert G. Andersen
                                        Title: Vice President, Operations and
                                               Planning


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